UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

Imaging Diagnostic Systems, Inc.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF IMAGING DIAGNOSTIC SYSTEMS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Imaging Diagnostic Systems, Inc.
5307, NW 35th Terrace
Fort Lauderdale, FL 33309
(954) 581-9800

INFORMATION STATEMENT
(Preliminary)

August 2, 2012

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Imaging Diagnostic Systems, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders  (the “Stockholders”) of common stock, no par value per share (the “Common Stock”), of Imaging Diagnostic Systems, Inc., a Florida corporation (the “Company”), to notify the Stockholders that on August 2, 2012, the Company received a unanimous written consent in lieu of a meeting of the holders of Series Q Preferred Stock, no par value per share (the “Series Q Preferred”), created by unanimous written consent of the Board of Directors of the Company (the “Board”), as permitted by the Company’s Certificate of Incorporation, as may be amended (“Amended Certificate”).  Each share of Series Q Preferred has the equivalent of 78,476,597 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof).  Currently, there is one holder of Series Q Preferred (the “Series Q Stockholder” or the “Majority Stockholder”), holding fifty-one (51) shares of Series Q Preferred, resulting in the Series Q Stockholder holding in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.  The Series Q Stockholder authorized the following:

•
The increase in the number of authorized shares of Common Stock from four billion (4,000,000,000) shares of Common Stock to ten billion (10,000,000,000) shares of Common Stock (the “Authorized Share Increase”); and

On August 2, 2012, the Board approved the Authorized Share Increase and recommended to the Majority Stockholder that the Authorized Share Increase be approved.  On August 2, 2012, the Majority Stockholder approved the Authorized share increase by written consent in lieu of a meeting in accordance with Florida law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about August 15, 2012.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.

Accordingly, it is the Board’s opinion that the Authorized Share Increase would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

INTRODUCTION

Florida law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Pursuant to the foregoing, the Series Q Stockholder approved the Authorized Share Increase on August 2, 2012.

We will mail the Notice of Stockholder Action by Written Consent on or about August 15, 2012.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Imaging Diagnostic Systems, Inc., (the “Company,” “we,” “our,” or “us”) and the holders of Series Q Preferred Stock (the “Series Q Preferred”), which constitute a majority of the voting capital stock of the Company.

Series Q Preferred

By unanimous written consent of the Board (as permitted under Florida law), the number, designation, rights, preferences and privileges of the Series Q Preferred were established by the Board (as is permitted under Florida law and by the Amended Certificate of Incorporation of the Company).  The designation, rights, preferences and privileges that the Board established for the Series Q Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Florida on March 16, 2012.  Among other things, the Certificate of Designation provides that each one share of Series Q Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

By unanimous written consent of the Board, the Board issued an aggregate of fifty one (51) shares of Series Q Preferred to one individual (the “Series Q Stockholder”).  As a result of the voting rights granted to the Series Q Preferred, the Series Q Stockholder holds, in the aggregate, approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

As of August 1, 2012, there were issued and outstanding (i) 3,845,518,607 shares of our Common Stock, (ii) 20 shares of our Series L Convertible Preferred Stock, (iii) 50 shares of our Series P Preferred Stock, and (iv) fifty-one (51) shares of our Series Q Preferred Stock.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase approved by the Board is 7,847,825,051 (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series Q Preferred).  Pursuant to Florida law, at least a majority of the voting equity of the Company, or at least 1,922,759,305 votes, are required to approve the Authorized Share Increase by written consent. The Series Q Stockholder holds, in the aggregate, fifty one (51) shares of Preferred Stock, representing 4,002,306,444 votes or approximately 50.9989% of the voting equity of the Company, and has voted in favor of the Authorized Share Increase, thereby satisfying the requirement under Florida law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series Q Stockholder, the number of shares of Series Q Preferred held by the Series Q Stockholder, the total number of votes that the Series Q Stockholder voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series Q Stockholder	Number of Shares of Series Q Preferred held	Number of Votes held by such Series Q Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Linda B. Grable	51	4,002,306,444	4,002,306,444	51%

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Amended Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Florida.  We intend to file the Amendment with the Secretary of State of the State of Florida promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from four billion (4,000,000,000) shares to 10 billion (10,000,000,000) shares (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.  The additional six billion (6,000,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. The purpose for increasing the authorized shares is to provide 43,011,989 shares required for the exercise of all outstanding options; 3,306,745,159 shares required for the conversion of outstanding convertible promissory notes; 13,333,333 shares required for the conversion of the Series L Convertible Preferred Stock; future issuances of stock options pursuant to employee benefit plans and to provide for issuances to satisfy conversions of future convertible debt or convertible preferred stock.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of anti-takeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of August 1, 2012 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of August 1, 2012, there were a total of 3,845,518,607 shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.  The column entitled “Percentage of Outstanding Series Q Preferred Stock” shows the percentage of total Series Q Preferred beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of August 1, 2012 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially(1)(2)	% of Outstanding Shares of Common Stock	Number of Shares of Series Q Preferred Owned	% of Outstanding Series Q Preferred Stock

Linda B. Grable	71,337,489(3)	1.86%	51	100%
5307 NW 35th Terrace
Fort Lauderdale, FL 33309

Allan L. Schwartz	16,255,520(4)	0.42%
5307 NW 35th Terrace
Fort Lauderdale, FL 33309

Deborah O’Brien	8,412,000(5)	0.22%
5307 NW 35th Terrace
Fort Lauderdale, FL 33309

David Schmidt	250,000(6)	0.01%
5307 NW 35th Terrace
Fort Lauderdale, FL 33309

All officers and directors	96,255,009(7)	2.50%	51	100%
as a group (4 persons)

(1)
Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)
Percentage of ownership is based on 3,845,518,607 shares of common stock outstanding as of August 1, 2012 plus each person’s options that are exercisable within 60 days.  Shares of common stock subject to stock options that are exercisable within 60 days as of August 1, 2002 are deemed outstanding for computing the percentage of that person and the group.

(3)	Includes 10,000,000 shares subject to options and 61,337,489 shares owned by Linda B. Grable.
(4)	Includes 11,100,000 shares subject to options and 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.
(5)	Includes 6,802,000 shares subject to options.
(6)	Includes 250,000 shares subject to options
(7)
Includes 28,152,000 shares subject to options held by Linda Grable, Allan Schwartz, Deborah O’Brien and David Schmidt.  Also includes 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.

Note: David Schmidt resigned as a Director on June 26, 2012

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 2011;

(2)	Quarterly Report on Form 10-Q and 10-Q/A for the three months ended March 31, 2012;

You may request a copy of these filings, at no cost, by writing Imaging Diagnostic System, Inc. at 5307, NW 35th Terrace, Fort Lauderdale, FL 33309 or telephoning the Company at (954) 581-9800.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 5307, NW 35th Terrace, Fort Lauderdale, FL 33309, telephone: (954) 581-9800.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/Linda B. Grable
Chief Executive Officer & Chairman of the Board

Dated: August 2, 2012